As filed with the Securities and Exchange Commission on June 28, 2002
                                                 Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          Hanger Orthopedic Group, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                                              84-0904275
---------------------------------                               --------------
  (State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                               Identification
                                                                    Number)

         Two Bethesda Metro Center-Suite 1200, Bethesda, Maryland 20814
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           (Address of Principal Executive Offices including Zip Code)

              Hanger Orthopedic Group, Inc. 2002 Stock Option Plan;
             Non-Qualified Stock Options; 1993 Stock Option Plan for
               Non-Employee Directors; and 1991 Stock Option Plan
                              (Full title of plans)

                                  Ivan R. Sabel
                Chairman of the Board and Chief Executive Officer
                          Hanger Orthopedic Group, Inc.
                     Two Bethesda Metro Center - Suite 1200
                            Bethesda, Maryland 20814
                                 (301) 986-0701
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            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Arthur H. Bill, Esq.
                                 Foley & Lardner
                         3000 K Street, N.W. (Suite 500)
                             Washington, D.C. 20007

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed
 Title of             Amount          Proposed         Maximum
Securities             to be           Maximum        Aggregate      Amount of
  to be             Registered     Offering Price     Offering      Registration
Registered             (1)         Per Share (2)      Price (2)         Fee

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Common Stock,       2,000,000        $  14.94        $29,880,000     $2,748.96
$.01 par value      shares (3)

Common Stock,       3,280,374
$.01 par value      shares              (4)               -              -
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


     (1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

     (2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on June 21, 2002 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

     (3) Includes (i) 1,500,000 shares issuable under the Registrant's 2002 Stock Option Plan and (ii) a total of 500,000 shares issuable to five executive officers of the Registrant under non-qualified stock option agreements.

     (4) No filing fee is required with respect to these shares because they were registered under a Form S-8 (File No. 33-90497) filed by the Registrant on November 8, 1999, and a filing fee was paid in connection therewith. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement is deemed to include such previously registered shares and such prior Registration Statement. Such shares are issuable under the Registrant's 1991 Stock Option Plan and 1993 Stock Option Plan for Non-Employee Directors.

                  PART I - INFORMATION REQUIRED IN PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Hanger Orthopedic Group, Inc. (the "Company") (SEC File No. 1-10670) with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference and deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     3. The Company's Current Report on Form 8-K, dated February 15, 2002 and filed on February 19, 2002;

     4. The Company's Proxy Statement, dated April 30, 2002; and

     5. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, as filed on December 14, 1990 under Section 12(b) of the Exchange Act.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be deemed incorporated by reference in this Registration Statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is permitted by Delaware law and required by its Certificate of Incorporation and its By-laws to indemnify any director or officer or former director of officer against all expenses and liabilities reasonably incurred by him or her in connection with any legal action in which such person is involved by reason of his or her position with the Company unless he or she is adjudged liable for negligence or misconduct in the performance of his or her duties as a director or officer. If any such action is settled, the Company will provide indemnification only if the Board of Directors approves such settlement after receiving an opinion of counsel for the Company that settlement is in the Company's best interest.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

Exhibit
Number   Description

4(a)      2002 Stock Option Plan of the Registrant. (Filed herewith.)

4(b) Non-Qualified Stock Option Agreement, dated as of October 15, 2001, between the Registrant and George E. McHenry and amendment thereto. (Filed herewith.)

4(c) Non-Qualified Stock Option Agreement, dated as of January 2, 2002, between the Registrant and Thomas F. Kirk. (Filed herewith.)

4(d) Non-Qualified Stock Option Agreement, dated as of March 18, 2002, between the Registrant and Alan Alterman. (Filed herewith.)

4(e) Non-Qualified Stock Option Agreement, dated as of March 18, 2002, between the Registrant and Edward Mitzel. (Filed herewith).

4(f) Non-Qualified Stock Option Agreement, dated as of April 1, 2002, between the Registrant and Kent Hugill. (Filed herewith.)

4(g) 1991 Stock Option Plan of the Registrant. (Incorporated herein by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File No. 333-90497) filed on November 8, 1999.)

4(h) 1993 Stock Option Plan for Non-Employee Directors. (Incorporated herein by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-8 (File No. 33-63191) filed on October 4, 1995.)

5 Legal opinion, dated June 28, 2002, of Foley & Lardner, counsel to the Company, as to the legality of shares offered. (Filed herewith.)

23(a)     Consent of PricewaterhouseCoopers LLP. (Filed herewith.)

23(b)     Consent of Foley & Lardner. (Included in Exhibit 5 hereto).

24        Power of Attorney. (Included on signature page of this Registration
          Statement.)

Item 9.  Undertakings.

1.   The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to


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


the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that it incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 30th day of May, 2002.


                                      HANGER ORTHOPEDIC GROUP, INC.


                                      By:  /s/ Ivan R. Sabel
                                         ---------------------------------------
                                           Ivan R. Sabel
                                           Chairman of the Board and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IVAN R. SABEL and/or THOMAS F. KIRK as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                     Title                   Date



/s/ Ivan R. Sabel                     Chairman of the Board,      May 30, 2002
---------------------------------     Chief Executive Officer
Ivan R. Sabel                         and Director (Principal
                                      Executive Officer)


/s/ George E. McHenry                  Executive Vice President     May 30, 2002
---------------------------------      and Chief Financial
George E. McHenry                      Officer (Principal
                                       Financial Officer)

/s/ Glenn M. Lohrmann                  Controller (Principal        June 4, 2002
---------------------------------      Accounting Officer) and
Glenn M. Lohrmann                      Secretary


/s/ Mitchell J. Blutt, M.D.            Director                     May 31, 2002
---------------------------------
Mitchell J. Blutt, M.D.


/s/ Edmond E. Charrette, M.D.          Director                     May 30, 2002
---------------------------------
Edmond E. Charrette, M.D.


/s/ Thomas P. Cooper, M.D.             Director                     May 30, 2002
---------------------------------
Thomas P. Cooper, M.D.


/s/ Robert J. Glaser, M.D.             Director                     May 30, 2002
---------------------------------
Robert J. Glaser, M.D.


/s/ Eric Green                         Director                     May 30, 2002
---------------------------------
Eric Green

/s/ C. Raymond Larkin, Jr.             Director                     May 30, 2002
---------------------------------
C. Raymond Larkin, Jr.


/s/ Risa J. Lavizzo-Mourey, M.D.       Director                     May 30, 2002
---------------------------------
Risa J. Lavizzo-Mourey, M.D.


/s/ H.E. Thranhardt                    Director                     May 30, 2002
---------------------------------
H.E. Thranhardt

                                  EXHIBIT INDEX

Item 8.  Exhibits.

Exhibit
Number         Description

4(a)           2002 Stock Option Plan of the Registrant. (Filed herewith.)

4(b) Non-Qualified Stock Option Plan Agreement, dated as of October 15, 2001, between the Registrant and George E. McHenry and amendment thereto. (Filed herewith.)

4(c) Non-Qualified Stock Option Agreement, dated as of January 2, 2002, between the Registrant and Thomas F. Kirk. (Filed herewith.)

4(d) Non-Qualified Stock Option Agreement, dated as of March 18, 2002, between the Registrant and Alan Alterman. (Filed herewith.)

4(e) Non-Qualified Stock Option Agreement, dated as of March 18, 2002, between the Registrant and Edward Mitzel. (Filed herewith).

4(f) Non-Qualified Stock Option Agreement, dated as of April 1, 2002, between the Registrant and Kent Hugill. (Filed herewith.)

4(g) 1991 Stock Option Plan of the Registrant. (Incorporated herein by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File No. 333-90497) filed on November 8, 1999.)

4(h) 1993 Stock Option Plan for Non-Employee Directors. (Incorporated herein by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-8 (File No. 33-63191) filed on October 4, 1995.)

5 Legal opinion, dated June 28, 2002, of Foley & Lardner, counsel to the Company, as to the legality of shares offered. (Filed herewith.)

23(a)          Consent of PricewaterhouseCoopers LLP (Filed herewith.)

23(b)          Consent of Foley & Lardner. (Included in Exhibit 5 hereto.)

24 Power of Attorney. (Included on signature page of this Registration Statement.)


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